UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 14, 2003

Date of Report (Date of earliest event reported)

333-68942

Commission File Number

LASIK AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                          88-0490720

(State or other jurisdiction of                                             (I.R.S. Employer Identification No.)

 incorporation or organization)

6646 Indian School Road, N.E., Albuquerque, New Mexico 87110

(Address of principal executive offices)

(505) 837-2020

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 4.    Changes in Registrant's Certifying Accountant

     (a) Previous independent accountants

     (i) Effective February 14, 2003 , Lasik America, Inc. ("Lasik" or "Registrant"), confirmed with its auditors, PKF Certified Public Accountants, A Professional Corporation ("PKF"), that the firm would no longer be representing the Registrant as its accountants. As of that date, Registrant informed PKF that it was engaging a new audit firm as the Registrant's accountants.

     (ii) PFK last reported on Registrant's financial statements as of December 12, 2001. Lasik's financial statements for fiscal year 2001, as audited by PKF, did not contain any adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.

     (iii) The change of independent accountants was ratified by the Board of Directors of Lasik on February 14, 2003.

     (iv) During Lasik's fiscal year 2001 and the subsequent interim period through February 14, 2003, there were no disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved, to PKF's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     (v) During fiscal year 2001 and the subsequent interim period through February 14, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

            (a) During fiscal year 2001 and the subsequent interim period through February 14, 2003, PKF did not advise Lasik that the internal controls necessary for the registrant to develop reliable financial statements do not exist.

            (b)  During fiscal year 2001 and the subsequent interim period through February 14, 2003, PKF did not advise Lasik that any information had come to their attention which had led them to no longer be able to rely on management's representation, or that had made PKF unwilling to be associated with the financial statements prepared by management.

            (c)  During fiscal year 2001 and the subsequent interim period through February 14, 2003 , PKF did not advise Lasik that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

            (d)  During fiscal year 2001 and the subsequent interim period through February 14, 2003, PKF did not advise Lasik that there was any information which the accountants concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

     (vi) The Registrant has requested that PKF furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 11, 2003, is filed as Exhibit 16.1 to this Form 8-K.

     (b) New independent accountants

     The Registrant has engaged Weinberg & Company, P.A. as its new independent accountant on February 14, 2003 .. Prior to February 18, 2003, the Registrant had not consulted with Weinberg & Company, P.A. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and no written report or oral advice was provided to the Registrant by Weinberg & Company, P.A. concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 7.    Financial Statement and Exhibits

     (c) The following documents are filed herewith as exhibits:

     Exhibit 16.1 Letter from PKF dated June 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2003

LASIK AMERICA, INC.

/s/ Howard Silverman

Howard Silverman,

Chief Executive Officer

Exhibit 16.1

June 11, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:    Lasik America, Inc.

         Commission File No. 333-68942

Ladies and Gentlemen:

We have read Item 4 of Lasik America, Inc.'s Form 8-K dated June 11, 2003 , and we agree with such statements, except that (1) in reference to item (a)(iii), we are not in a position to confirm that the change was ratified by the Board of Directors of Lasik America, Inc. on February 14, 2003 and (2) we are not in a position to confirm that Lasik America, Inc. engaged new principal accountants on February 14, 2003 , and therefore Lasik America, Inc. did not consult Weinberg & Company, P.A. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K and (3) we are not in the position to confirm that there have been no reportable conditions (as defined in Regulation S-K Item 304(a)(i)(v) subsequent to March 29, 2002 (date of last filing) because we have had no substantial contact with the client since that date.

Very truly yours,

/s/ PKF

PKF